INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements (Unaudited)

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 18, 2025, (i) a wholly owned subsidiary of Cottonwood Communities, Inc. (“CCI”) merged with RealSource Properties, Inc. (“RS”) (the "CCI Merger") and (i) Cottonwood Residential O.P., LP, CCI's operating partnership (“CROP”), merged with RealSource Properties O.P., LP ("RSOP"), the operating partnership of RS (the "Partnership Merger" and, together with the CCI Merger, the “Mergers” ). CCI and CROP survived the respective Mergers and the separate existences of RS and RSOP ceased.

With the Mergers, each issued and outstanding share of RS common stock, was converted into 0.8634 shares of Class I common stock of CCI ("CCI Common Stock"), and each issued and outstanding common unit of limited partnership interests in RSOP was converted into 0.8634 common unit of limited partnership interests in CROP ("CROP Common Units"). The Merger Agreement provides for post-closing adjustments to the 0.8634 exchange ratio should certain events occur.

Contemporaneously with the closing of the Mergers, RSOP acquired all of the equity interests in RealSource Properties Advisor, LLC, RS Properties Management, LLC and RealSource Management LLC (together the “Contributed Entities”), referred to as the "Internalization Transactions." The total consideration for the Contributed Entities was 2,142,135.1721 common units of RSOP, which units then converted into CROP common units in the Partnership Merger as described above.

The Mergers and Internalization Transactions were conditional upon one another and, accordingly, are treated as a single transaction for accounting and reporting purposes. In addition, the Contributed Entities are under common control and as such present their present combined financial information.

The following unaudited pro forma condensed combined financial information have been prepared in accordance with Article 11 of SEC Regulation S-X. These unaudited pro forma combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management; however, they are not necessarily indicative of what the consolidated financial condition or results of operations for CCI actually would be assuming the Mergers and the Internalization Transactions had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma combined financial statements do not include the impact of any synergies that may be achieved through the Mergers nor any strategies that management may consider in order to continue to efficiently manage its operations.

The following unaudited pro forma combined financial information sets forth:

Historical Financial Information

•the historical consolidated financial information of CCI as of and for the nine months ended September 30, 2025, derived from CCI’s unaudited consolidated financial statements, and the historical consolidated financial information of CCI for the year ended December 31, 2024, derived from CCI’s audited consolidated financial statements;

•the historical financial information of RS as of and for the nine months ended September 30, 2025, derived from RS’s unaudited financial statements, and the historical financial information of RS for the year ended December 31, 2024, derived from RS’s audited financial statements;

•the historical consolidated financial information of RSOP as of and for the nine months ended September 30, 2025, derived from RSOP’s unaudited consolidated financial statements, and the historical consolidated financial information of RSOP for the year ended December 31, 2024, derived from RSOP’s audited consolidated financial statements;

•the historical consolidated financial information of the Contributed Entities as of and for the nine months ended September 30, 2025 derived from the Contributed Entities unaudited consolidated financial statements, and the historical consolidated financial information of the Contributed Entities for the year ended December 31, 2024, derived from the Contributed Entities' audited consolidated financial statements.

Pro Forma Statements (Mergers and Internalization Transactions)

•pro forma adjustments to give effect to the Mergers on CCI’s consolidated balance sheet as of September 30, 2025, as if the Mergers closed on September 30, 2025;

•pro forma adjustments to give effect to the Mergers on CCI’s consolidated statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, as if the Mergers closed on January 1, 2024.

This unaudited pro forma combined financial information should be read in conjunction with:

•CCI’s unaudited consolidated financial statements and the related notes as included in CCI's quarterly report on Form 10-Q for the nine months ended September 30, 2025;

•CCI’s audited consolidated financial statements and the related notes as included in CCI's annual report on Form 10-K for the year ended December 31, 2024;

•RS’s unaudited financial statements and the related notes as of and for the nine months ended September 30, 2025;

•RS’s audited financial statements and the related notes as of and for the year ended December 31, 2024;

•RSOP’s unaudited consolidated financial statements and the related notes as of and for the nine months ended September 30, 2025;

•RSOP’s audited consolidated financial statements and the related notes as of and for the year ended December 31, 2024;

•The Contributed Entities’ unaudited consolidated financial statements and the related notes as of and for the nine months ended September 30, 2025;

•The Contributed Entities' audited consolidated financial statements and the related notes as of and for the year ended December 31, 2024.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS AS OF SEPTEMBER 30, 2025 (in thousands, except share and per share data)

	CCI Historical September 30, 2025	RS Historical September 30, 2025	RSOP Historical September 30, 2025	Contributed Entities Historical September 30, 2025	Internalization Transactions Accounting Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Real estate assets, net	$1,415,574	$—	$368,761	$—	$—		$103,114	(A)	$1,887,449
Investment in unconsolidated real estate entities	126,972	—	24,922	—	—		(1,414)	(B)	150,480
Investment in unconsolidated affiliates	—	2,189	—	4,670	(4,670)	(C)	(2,189)	(C)	—
Investments in real estate-related loans, net	40,715	—	—	—	—		—		40,715
Cash and cash equivalents	110,951	1	1,749	1,903	—		(11,704)	(D)	102,900
Restricted cash	24,720	—	1,006	—	—		5,394	(F)	31,120
Related party receivables	—	—	—	4,421	(4,421)	(E)	—		—
Other assets	39,511	—	6,287	—	—		(922)	(F)	44,876
Total assets	$1,758,443	$2,190	$402,725	$10,994	$(9,091)		$92,279		$2,257,540
Liabilities, Equity and Noncontrolling Interests
Liabilities
Mortgage notes and revolving credit facility, net	$965,536	$—	$273,042	$—	$—		$3,643	(G)	$1,242,221
Construction loans, net	7,386	—	—	—	—		—		7,386
Loan, net	$19,155	$—	$—	$—	$—		$—		$19,155
Related party accounts payable	—	—	3,789	632	(4,421)	(D)	—		—
Preferred stock, net	243,962	—	—	—	—		—		243,962
Unsecured promissory notes, net	20,336	—	—	—	—		—		20,336
Accounts payable, accrued expenses and other liabilities	70,557	—	8,078	305	—				78,940
Total liabilities	1,326,932	—	284,909	937	(4,421)		3,643		1,612,000
Equity and noncontrolling interests
Equity
Series A Convertible Preferred Stock	93,437	—	—	—	—		—		93,437
Common Stock	—	2	—	—	—		(2)	(I)	—
Common Stock, Class T shares	42	—	—	—	—		—		42
Common Stock, Class D shares	5	—	—	—	—		—		5
Common Stock, Class I shares	65	—	—	—	—		—		65
Common Stock, Class A shares	178	—	—	—	—		—		178
Special Limited Partner Units	—	—	10,321	—	—		(10,321)	(I)	—
Common Units	—	—	191,562	—	—		(191,562)	(I)	—
Members' equity	—	—	—	10,057	(4,670)	(D)	(5,387)	(I)	—
Additional paid-in capital	359,623	2,549	—	—	—		(475)	(I)	361,697
Accumulated distributions - Series A Convertible preferred Stock	(7,251)	—	—	—	—		—		(7,251)
Accumulated distributions - common units	—	—	(54,416)	—	—		54,416	(I)	—
Accumulated distributions - common stock	(101,244)	(162)	—	—	—		162	(I)	(101,244)
Accumulated (deficit) earnings	(100,725)	(199)	(33,202)	—	—		33,401	(I)	(100,725)
Total stockholders' equity	244,130	2,190	114,265	10,057	(4,670)		(119,768)		246,204
Noncontrolling interests
Limited partners	160,720	—	—	—	—		198,792	(I)	359,512
Partially owned entities	26,661	—	3,551	—	—		9,612		39,824
Total noncontrolling interest	187,381	—	3,551	—	—		208,404		399,336
Total equity and noncontrolling interests	431,511	2,190	117,816	10,057	(4,670)		88,636		645,540
Total liabilities, equity and noncontrolling interests	$1,758,443	$2,190	$402,725	$10,994	$(9,091)		$92,279		$2,257,540

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 (in thousands, except share and per share data)

	CCI Historical September 30, 2025	RS Historical September 30, 2025	RSOP Historical September 30, 2025	Contributed Entities Historical September 30, 2025	Internalization Transactions Accounting Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rental and other property revenues	$104,980	$—	$37,827	$—	$—		$—		$142,807
Property management revenues	4,938	—	—	7,026	(3,643)	(a)	—		8,321
Other revenues	5,954	—	—	2,220	—		—		8,174
Total revenues	115,872	—	37,827	9,246	(3,643)		—		159,302
Operating Expenses
Property operations expense	39,356	—	17,447	3,800	(1,299)	(a)	—		59,304
Property management expense	13,594	—	—	—	—		—		13,594
Asset management fee	9,137	—	2,439	1,424	(2,344)	(a)	263	(b)	10,919
Depreciation and amortization	42,282	—	14,700	—	—		10,515	(c)	67,497
General and administrative expenses	7,325	—	2,004	1,981	—		—		11,310
Impairment loss	957	—	—	—	—		—		957
Total operating expenses	112,651	—	36,590	7,205	(3,643)		10,778		163,581
Income (loss) from operations	3,221	—	1,237	2,041	—		(10,778)		(4,279)
Equity in earnings of unconsolidated real estate entities	4,415	—	—	—	—		(485)	(d)	3,930
Change in fair value of unconsolidated affiliates	—	(25)	(965)	(1,038)	—		2,028	(d)	—
Dividend income from unconsolidated affiliates	—	—	825	182	—		(1,007)	(d)	—
Interest income	1,453	—	—	307	—		—		1,760
Interest expense	(55,101)	—	(10,592)	—	—		(1,001)	(e)	(66,694)
Loss on debt extinguishment	(1,732)	—	—	—	—		—		(1,732)
Gain on sale of real estate assets	64,766	—	—	—	—		—		64,766
Gain on legal settlement	400	—	—	—	—		—		400
Other (expense) income	(10,123)	—	(168)	63	—		—		(10,228)
Income (loss) before income taxes	7,299	(25)	(9,663)	1,555	—		(11,243)		(12,077)
Income tax benefit	1,523	—	—	—	—		—		1,523
Net income (loss)	8,822	(25)	(9,663)	1,555	—		(11,243)		(10,554)
Net (income) loss attributable to noncontrolling interests:									—
Limited partners	(5,014)	—	—	—	—		12,127	(f)	7,113
Partially owned entities	1,184	—	321	—	—		—		1,505
Net income (loss) attributable to controlling interests	4,992	(25)	(9,342)	1,555	—		884		(1,936)
Less: preferred stock dividends	4,996	—	—	—	—		—		4,996
Net income (loss) attributable to common stockholders	$(4.067)	$(25)	$(9,342)	$1,555	$—		$884		$(6,932)

Weighted-average common shares outstanding - basic and diluted	30,873,016						182,605	(g)	31,055,621
Net earnings (loss) per common share - basic and diluted	$—								$(0.22)

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024 (in thousands, except share and per share data)

	CCI Historical December 31, 2024	RS Historical December 31, 2024	RSOP Historical December 31, 2024	Contributed Entities Historical December 31, 2024	Internalization Transactions Accounting Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(Audited)	(Audited)	(Audited)	(Audited)
Revenues
Rental and other property revenues	$145,749	$—	$48,448	$—	$—		$—		$194,197
Property management revenues	8,322	—	—	12,411	(6,180)	(a)	—		14,553
Other revenues	4,412	—	—	—	—		—		4,412
Total revenues	158,483	—	48,448	12,411	(6,180)		—		213,162
Operating expenses									0
Property operations expense	56,701	—	21,046	5,397	(1,692)	(a)	—		81,452
Property management expense	17,896	—	—	—	—		—		17,896
Asset management fee	12,485	—	2,941	1,891	(4,283)	(a)	175	(b)	13,209
Depreciation and amortization	65,343	—	19,439	—	—		11,341	(c)	96,123
General and administrative expenses	9,083	1	2,034	4,007	—		—		15,125
Total operating expenses	161,508	1	45,460	11,295	(5,975)		11,516		223,805
(Loss) income from operations	(3,025)	(1)	2,988	1,116	(205)		(11,516)		(10,643)
Equity in earnings of unconsolidated real estate entities	5,761	—	—	—	—		(722)	(d)	5,039
Change in fair value of unconsolidated affiliates	—	(10)	(5,534)	(81)	—		5,625	(d)	—
Dividend income from unconsolidated affiliates	—	120	1,310	309	—		(1,739)	(d)	—
Interest income	1,866	—	—	—	—		—		1,866
Interest expense	(83,598)	—	(12,777)	—	—		(1,334)	(e)	(97,709)
Loss on debt extinguishment	(2,554)	—	—	—	—		—		(2,554)
Gain on sale of real estate assets	47,311	—	—	—	—		—		47,311
Gain on legal settlement	16,020	—	—	—	—		—		16,020
Other (expense) income	(2,366)	—	—	37	—		—		(2,329)
(Loss) income before income taxes	(20,585)	109	(14,013)	1,381	(205)		(9,686)		(42,999)
Income tax expense	(38)	—	—	—	—		—		(38)
Net (loss) income	(20,623)	109	(14,013)	1,381	(205)		(9,686)		(43,037)
Net loss (income) attributable to noncontrolling interests:									0
Limited partners	10,819	—	—	—	—		6,062	(f)	16,881
Partially owned entities	(1,152)	—	408	—	—		—		(744)
Net (loss) income attributable to controlling interests	$(10,956)	$109	$(13,605)	$1,381	$(205)		$(3,624)		$(26,899)
Less preferred stock dividends	2,241		—	—	—				2,241
Net (loss) income attributable to common stockholders	$(13,197)	$109	$(13,605)	$1,381	$(205)		$(3,624)		$(29,140)
									$—
Weighted-average common shares outstanding - basic and diluted	31,658,678						182,605	(g)	31,841,283
Net loss per common share - basic and diluted	$(0.42)								$(0.92)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
As of September 30, 2025

NOTE 1—BASIS OF PRO FORMA PRESENTATION

The Mergers will be accounted for as an asset acquisition under Accounting Standards Codification (“ASC”) 805, Business Combinations. In asset acquisitions, the total cost is allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Real estate assets and liabilities include land, building, furniture, fixtures and equipment, other personal property, in-place lease intangibles and debt. Transactions costs are included in the total cost allocated.

The allocation of the purchase price reflected in these unaudited pro forma combined financial statements is based upon preliminary estimates of fair value as of the date of the close of the Mergers. Consequently, amounts allocated to the tangible and intangible assets acquired and liabilities assumed could change from those used in the unaudited pro forma combined financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities as well as revenues and expenses. The completion of the valuations, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Mergers and the Internalization Transactions with respect to CCI. The unaudited pro forma condensed combined financial information has been prepared by CCI in accordance with Article 11 of SEC Regulation S-X. These unaudited pro forma combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by management; however, they are not necessarily indicative of what CCI’s consolidated financial condition or results of operations actually would be assuming the Mergers, as applicable, and the Internalization Transactions had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma combined financial statements do not include the impact of any synergies that may be achieved through the Mergers nor any strategies that management of CCI may consider in order to continue to efficiently manage its operations.

NOTE 2—PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the fair value of total consideration in the Mergers (in thousands):

Consideration	December 18, 2025
CCI Common Stock	$2,074
CROP Common Units	198,792
Cash for RSOP Units	1,605
Transaction Costs	3,539
Total Consideration	$206,011

Consideration for the CCI Merger was $2.1 million of CCI Common Stock. Consideration for the Partnership Merger was $198.8 million and $1.6 million in cash. Total transaction costs were $3.5 million. The merger sgreement provides for post-closing adjustments to the 0.8634 exchange ratio should certain events occur.

The following table summarizes the estimated fair values assigned to the assets acquired and liabilities assumed:

December 18, 2025
Real estate assets	$471,874
Investments in unconsolidated real estate entities	23,507
Intangible assets - other	4,472
Cash and restricted cash	9,380
Other assets	1,629
Mortgage notes	(274,941)
Accounts payable, accrued expenses and other liabilities	(17,502)
Noncontrolling interest	(12,408)
206,011

The pro forma adjustments are preliminary and have been made solely for illustrative purposes.

NOTE 3—PRO FORMA ADJUSTMENTS

Adjustments to the unaudited pro forma balance sheets as of September 30, 2025

The pro forma adjustments are based on our preliminary estimates and assumptions and are subject to change. The following adjustments have been reflected in the unaudited pro forma combined balance sheets of the Mergers as of September 30, 2025.

(A) To adjust for acquired real estate assets, net, which includes land and land improvements, buildings and improvements, furniture, fixtures, and equipment, and in-place lease intangible assets, to their estimated relative fair values, as of September 30, 2025 as follows (in thousands):

September 30, 2025
Removal of RSOP's real estate at historical carrying value	$(368,761)
Estimated fair value of land and land improvements	56,311
Estimated fair value of building and site improvements	390,122
Estimated fair value of other real estate assets	11,211
Estimated fair value of real estate intangible assets	14,231
Adjustment	$103,114

In-place leases are capitalized as intangible lease assets. Methods used in determining fair value are similar to those used by independent appraisers, and include using replacement cost estimates less depreciation, discounted cash flows, market comparisons, and direct capitalization of net operating income. Real estate intangible assets primarily include leases in place, which are valued based on current rental rates and the average time necessary to lease a unit.

(B) To adjust for the acquired interest in Autumn Ridge at relative fair value as of September 30, 2025. Autumn Ridge is accounted for as an investment in unconsolidated entities.

(C) To adjust for the removal of investments in unconsolidated affiliates upon the consolidation of the respective Contributed Entities.

(D) To adjust for cash paid in conjunction with the Mergers, including cash paid for RealSource interests, legal fees, lender fees, insurance, taxes and other fees associated with closing.

(E) To adjust for the elimination of various affiliated accounts receivable, accounts payable and investments in unconsolidated affiliates as a result of the Internalization Transaction between RSOP and the Contributed Entities.

(F) To record the fair value of intangible assets acquired and the reclassification cash reserves to restricted cash as follows (in thousands):

September 30, 2025
Property management and ancillary contracts	$4,472
Cash reserves reclassification	(5,394)
Adjustment	$(922)

(G) To adjust assumed mortgages and long term debt, net to their estimated fair value and write-off of unamortized debt issuance costs as of September 30, 2025 (in thousands):

As of September 30, 2025
Removal of unamortized deferred financing costs	$(7,646)
Estimated fair value of mortgage notes and long term debt (1)	4,003
Adjustment	$(3,643)

(I) To adjust for changes to equity from pro forma adjustments in the combined statements of operations, issuance of CCI Common Stock and CROP Common Units with the Mergers, and changes in classifications with the capital structure for CCI and CROP post Mergers.

Adjustments to the unaudited pro forma combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024.

(a) To adjust for the elimination of various affiliated revenues and expenses as a result of the Internalization Transaction between RSOP and the Contributed Entities.

(b) Upon consummation of the Mergers, CC Advisors III, LLC (“CCI Advisor”), which acts as external advisor to CCI and CROP, will reduce the management fee payable to CCI Advisor from an annualized amount equal to 1.5% of adjusted net asset value (“NAV”) of CROP to 1.25% of adjusted NAV of CROP, as defined in the advisory agreement to include the value attributable to preferred stock that is convertible into common equity in the calculation of NAV of CROP. The estimated impact as if this fee reduction had been consummated at the beginning of the respective period is as follows (in thousands):

	Nine Months Ended September 30, 2025	Year ended December 31, 2024
Asset management fee under prior advisory services contract	$(9,137)	$(12,485)
Asset management fee under amended advisory services contract	9,400	12,660
Adjustment	$263	$175

(c) To adjust for the net effect of depreciation and amortization related to the step up in estimated fair value of real estate assets and acquired intangibles from the business combination, using the estimated fair values as of September 30, 2025. Depreciation and amortization expense is calculated using the straight-line method over an estimated useful life of 30 years for buildings, 5-15 years for building improvements, furniture, fixtures and equipment, and 6 months for in place leases. Other acquired intangibles are amortized over 5-15 years.

(d) To eliminate unrealized loss on investment in unconsolidated affiliate and dividend income from investment in unconsolidated affiliates as a result of the Internalization Transaction between RSOP and the Contributed Entities and to account for Autumn Ridge under the equity method of accounting.

(e) To adjust interest expense for amortization related to the mark to market change in debt.

(f) To adjust for changes in net loss (income) attributable to noncontrolling interests as a result of increase of CROP Common Units issued with the Partnership Merger.

(g) Represents CCI Common Stock issued for RS Common Stock.